EXHIBIT 16.1

                        LETTER FROM WHEELER WASOFF, P.C.

                                                 [LOGO]
                                                 WHEELER WASOFF, P.C.
                                                 CERTIFIED PUBLIC ACCOUNTANTS







Securities and Exchange Commission
450 Fifth Street N.W.
Washington, D.C.  20549

Re:      Galaxy Energy Corporation
         Commission File Number 0-32237

Dear Sir / Madam:

         Wheeler Wasoff P.C. ("WWPC") previously was engaged by Galaxy Energy Corporation (the "Company") as the Company's principal accountants. Except as set forth below, we agree with the statements contained in Item 4.01 of the Company's Form 8-K regarding an event occurring on October 22, 2004.

       o WWPC is not in a position to agree or disagree with the Company's statements in paragraph one of Item 4.01 regarding approval of the Company's Audit Committee regarding dismissal of WWPC and the Company's engagement of HEIN+ ASSOCIATES LLP.


Very Truly Yours,


/s/ WHEELER WASOFF, P.C.

---------------------------------------
Wheeler Wasoff, P.C.
Denver, CO
October 25, 2004









           1601 BLAKE STREET, SUITE 505, DENVER, COLORADO 80202-1329
                     TEL:(303) 572-8900 FAX:(303) 572-8927